Exhibit 99.2



[LOGO - ROHN INDUSTRIES, INC.]


WORLD HEADQUARTERS
6718 W. Plank Rd.
Peoria, IL 61604 USA
Ph: 309-697-4400
FAX: 309-697-5612

                           FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
John B. Austin
Treasurer
(309) 633-6846
john.austin@rohnnet.com


                            CFO TO LEAVE COMPANY
          AUSTIN NAMED TREASURER AND PRINCIPAL ACCOUNTING OFFICER

PEORIA, IL, JANUARY 15, 2003 - ROHN Industries, Inc. (NASDAQ: ROHN), a provider of infrastructure equipment to the telecommunications industry, announced today that Vice President and Chief Financial Officer Alan R. Dix will leave his position on January 17, 2003 to pursue other professional opportunities. John B. Austin, currently the Corporate Controller for the Company, will serve as the interim Treasurer and Principal Accounting Officer until the Company retains a Principal Accounting Officer who will be located at the Company's facility in Frankfort, IN.

Horace Ward, ROHN's Chief Executive Officer said "The Company appreciates the leadership that Al provided during the second half of 2002. Everyone at ROHN wishes Al the best in his future endeavors."

ROHN Industries, Inc. is a manufacturer and installer of telecommunications infrastructure equipment for the wireless industry. Its products are used in cellular, PCS, radio and television broadcast markets. The company's products and services include towers, design and construction, poles and antennae mounts. ROHN has ongoing manufacturing locations in Peoria, Illinois and Frankfort, Indiana along with a sales office in Mexico City, Mexico.

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Statements in this press release include "forward-looking statements"
within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to sales and earning expectations, expected demand and other statements of outlook. The actual results and effects could differ materially from those currently anticipated in our forward-looking statements. Factors and risks that could cause such differences include, but are not limited to: wireless and fiber optic communications industry capital spending; the ability of our customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition, particularly on pricing and margins; our implementation of our growth objectives in foreign markets; our indebtedness, which could restrict our operations, making us more vulnerable to adverse economic conditions and making it more difficult for us to implement our business strategy; liquidity problems that confront or may confront us; our inability to obtain bonding required for certain customer contracts or potential contracts; liabilities arising from an engineering problem with our internal flange poles and a testing and repair program undertaken by the Company in connection with that problem; unexpected problems and costs we may encounter or incur in consolidating our manufacturing operations at our facilities in Frankfort, Indiana; and our Commonwealth of Pennsylvania construction project staying on its currently anticipated schedule; and regulatory changes affecting our industry. The cautionary statement contained in Exhibit 99.1 to ROHN's Form 10-K is incorporated herein by reference. Our forward-looking statements are given as of the date of this release and we are not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.